CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295298 on Form S-6 of our report dated May 28, 2026, relating to the financial statement of FT 13036, comprising Senior Loan and Limited Duration ETF Portfolio, Series 19, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 28, 2026